Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX ANNOUNCES STATISTICALLY SIGNIFICANT TOP- LINE

RESULTS OF A UNIQUE GRANULATED MESALAMINE

PRODUCT REGISTRATION STUDY IN ULCERATIVE

COLITIS

- December 2007 NDA Submission Targeted -

RALEIGH, NC, September 5, 2007—Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced the successful completion and outcome of the first of two Phase III registration trials to evaluate the safety and efficacy of the Company’s new granulated mesalamine product currently under development for the indication of maintenance of remission in patients with ulcerative colitis. Results from the study indicate that a statistically significantly greater proportion of subjects dosed once-a-day with 1.5 grams of granulated mesalamine remained relapse-free over 6 months of treatment than patients dosed with placebo.

Commenting on the study, Bill Forbes, Pharm.D., Vice President, Research and Development, Salix Pharmaceuticals, stated, “The outcome of this 300-subject, multicenter, 6-month, double-blind, randomized, placebo-controlled study demonstrates the utility of this delayed and extended release formulation of mesalamine, dosed once a day in this study, to successfully maintain remission in ulcerative colitis patients. This granulated mesalamine formulation is unique in that it combines an enteric pH-dependent coating, which provides for delayed release, and a polymer matrix core, which provides for extended release. This formulation is designed to provide for the distribution of the active ingredient beginning in the small bowel and continuing throughout the colon. Additionally, granulated mesalamine, if and when approved by the FDA, will be the only pH-dependent product in its class that begins to release at a pH of 6.0. We believe this combination of delayed followed by extended release should result in a very reliable and effective delivery of mesalamine, or 5-ASA, beginning in the small bowel and continuing throughout the colon. We believe that our novel granulated formulation of mesalamine should improve the convenience of maintenance therapy for ulcerative colitis patients. We currently anticipate releasing the top line results of our second Phase III registration trial and submitting an NDA during the fourth quarter of 2007.”

Salix acquired rights to market granulated mesalamine in the U.S. from Dr. Falk Pharma GmbH of Freiburg, Germany. Dr. Falk Pharma markets granulated mesalamine in Germany and other European countries, as well as Australia, under the trade name Salofalk Granu-Stix® . The registration has been submitted for further non-EU countries.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s 150-member gastroenterology specialty sales and marketing team.

Salix markets COLAZAL® (balsalazide disodium) Capsules 750 mg, XIFAXAN® (rifaximin) tablets 200 mg , OSMOPREP™ (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg , ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. SANVAR® IR (vapreotide acetate), balsalazide tablet, encapsulated mesalamine granules and rifaximin for additional indications are under development.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the NASDAQ Global Market under the ticker symbol “SLXP”.

For more information please visit our web site at www.salix.com or contact the Company at 919-862-1000. Information on our web site is not incorporated in our SEC filings.

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Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trials, potential generic and other competition, market acceptance for approved products, intellectual property risks, the need to acquire additional products and management of rapid growth. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.